                                   EXHIBIT 99


Information required by Form 11-K with respect to the Franklin Financial Employees Retirement Savings Plan for the fiscal year ended December 31, 1998

    The following financial statements prepared in accordance with the financial reporting requirements of ERISA include the following:

    a.  Independent Auditors' Report
    b. Statement of Net Assets Available for Plan Benefits, as of December 31, 1998 and 1997
    c. Statement of Changes in Net Assets Available for Plan Benefits, for the Years Ended December 31, 1998 and 1997
    d.  Notes to Financial Statements
    e.  Schedule I: Line 27(a) - Schedule of Assets Held for Investment Purposes
    f.  Schedule III: Line 27(d) - Schedule of Reportable Transactions

                          FRANKLIN FINANCIAL EMPLOYEES
                             RETIREMENT SAVINGS PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                           DECEMBER 31, 1998 AND 1997
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS


Independent Auditors' Report.................................................1-2

Financial Statements:

         Statements of Net Assets Available for Benefits.......................3

         Statement of Changes in Net Assets Available for Benefits.............4

         Notes to Financial Statements......................................5-10

Schedules:

         Assets Held for Investment Purposes..................................11

         Reportable Transactions...........................................12-14

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of the
Franklin Financial Employees
Retirement Savings Plan


We have audited the accompanying statements of net assets available for plan benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 1998 and 1997, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional anaylsis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose the historical cost of certain plan investments held by the Plan custodian. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.



/s/ Heathcott & Mullaly, P.C.

Heathcott & Mullaly, P.C.
June 22, 1999

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           DECEMBER 31, 1998 AND 1997



                                                               1998         1997
ASSETS:
Investments held by Aetna Life Insurance
   and Annuity Company, Custodian                        $  978,836      908,040
Franklin Financial Corporation common stock                 224,612         --
Participant loans                                            28,291       48,449
Cash                                                            830         --

    Total investments, at fair value                      1,232,569      956,489

Receivables:
   Employee contributions                                      --          6,031
   Employer contributions                                     1,211        1,690

    Total receivables                                         1,211        7,721

       Total assets                                      $1,233,780      964,210

LIABILITIES:

Refundable participant contributions                     $     --          1,105

            NET ASSETS AVAILABLE FOR PLAN BENEFITS       $1,233,780      963,105



See accompanying notes to financial statements.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                   1998         1997
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
           Investment income:
             Interest                                        $    4,567        3,095
             Net appreciation in fair value of investments       33,116      111,299

                Total investment income                          37,683      114,394

           Contributions
             Employer                                            80,364       55,744
             Participants                                       194,871      133,045

                Total contributions                             275,235      188,789

                   TOTAL ADDITIONS                              312,918      303,183


DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
             Benefits paid to participants                       39,196       29,125
             Forfietures                                          3,047         --

                   Total deductions                              42,243       29,125

INCREASE IN NET ASSETS                                          270,675      274,058

NET ASSETS AT BEGINNING OF YEAR                                 963,105      689,047

NET ASSETS AT END OF YEAR                                    $1,233,780      963,105



See accompanying notes to financial statements.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

(1)      DESCRIPTION OF PLAN

         The following description of the Franklin Financial Employees Retirement Savings Plan provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

         (a)      GENERAL

                  The Plan is a defined contribution plan covering all employees of Franklin National Bank (the Company) who have three months of service and are age twenty-one or older. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Franklin National Bank is a wholly-owned subsidiary of Franklin Financial Corporation.

         (b)      CONTRIBUTIONS

                  Each year, participants may contribute up to 15% of pretax annual income, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. The Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan. Additional amounts may be contributed at the option of the Company. Contributions are subject to certain limitations. Effective January 1, 1998 all employer contributions are invested in Franklin Financial Corporation stock.

         (c)      PARTICIPANTS ACCOUNTS

                  Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings, and charged with an allocation of administrative expenses, if any. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         (d)      VESTING

                  Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings is based on years of continuous service. A participant is 100 percent vested after 3 years of service.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

(1)      DESCRIPTION OF PLAN, CONTINUED

         (d)      VESTING, CONTINUED

                  Participants automatically become fully vested, regardless of the years of service completed, upon attainment of the Plan's normal retirement age of 65, upon death, or upon disability.

         (e)      INVESTMENT OPTIONS

                  Upon enrollment in the Plan, a participant may direct employee contributions in any of thirteen investment options including common stock of Franklin Financial Corporation. Participants may change their investment options daily.

         (f)      PARTICIPANT NOTES RECEIVABLE

                  Participants may borrow from their fund accounts to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as a transfer to (from) the investment funds from (to) the Participant notes fund. Loan terms are limited to five years. The loan term may exceed five years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through monthly payroll deductions.

         (g)      PAYMENT OF BENEFITS

                  On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments. For termination of service due to other reasons, a participant may receive the value of the vested interest in their account as a lump sum distribution.

         (h)      FORFEITED ACCOUNTS

                  At December 31, 1997, there were no forfeited nonvested accounts. During 1997, $18,928 was allocated from forfeited nonvested accounts to participants based on participants' earnings. Effective January 1, 1998, forfeited nonvested accounts will be used to reduce future plan expenses.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

(1)      DESCRIPTION OF PLAN, CONTINUED

         (i)      PLAN TERMINATION

                  Although it has not expressed any intent to do so, the Company has the right to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      BASIS OF PRESENTATION

                  The financial statements of the Plan have been prepared on an accrual method of accounting.

         (b)      ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

         (c)      INVESTMENTS

                  Investments are stated at fair value as reported by the Custodian. Fair values have been determined by quoted prices on an active market. Participant notes receivables are valued at cost which approximates fair value.

         (d)      PAYMENT OF BENEFITS

                  Benefits are recorded when paid.

(3)      TAX STATUS

         The Plan has received a determination letter in which the Internal Revenue Service stated the Plan, as currently designed, is in compliance with the applicable requirements of the Internal Revenue Code.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

(4)      RELATED PARTY TRANSACTION

         Certain Plan investments are shares of institutional funds managed by Aetna Life Insurance and Annuity Company. Aetna Life Insurance and Annuity Company is the custodian of the Plan and, therefore, these transactions qualify as party-in-interest.

                          FRANKLIN FINANCIAL EMPLOYEES
                             RETIREMENT SAVINGS PLAN
                    Notes to Financial Statements, continued



5.       PARTICIPANT DIRECTED FUNDS

         Under provisions of the Plan, the participants may direct contributions among thirteen investment programs. Amounts relating to each of these investment programs as of December 31, 1998 and for the year then ended are as follows:




                                                                                              Aetna         Aetna
                                                          Aetna                 Aetna    Guaranteed    Guaranteed
                                               Aetna   Variable     Aetna Investments  Accumulation  Accumulation      Aetna
                                            Variable     Encore    Income    Advisors       Account       Accrual      Fixed
                                                Fund       Fund    Shares        Fund    Short-Term     Long-Term    Account
                                            ----------------------------------------------------------------------------------------
Assets:
   Investments at fair value:
     Investments held by Aetna
       Life Insurance and Annuity
       Company, Custodian                   $329,647     35,235    10,770      89,042         1,750         2,506    244,421
     Franklin Financial
       Corporation Common
       Stock                                    --         --        --          --            --            --         --
     Participant Loans                          --         --        --          --            --            --         --
     Cash                                       --         --        --          --            --            --         --
                                             -------     ------    ------      ------         -----         -----    -------
       Total investments at fair
         value                               329,647     35,235    10,770      89,042         1,750         2,506    244,421
                                             -------     ------    ------      ------         -----         -----    -------
Contributions receivable:
   Employer's                                   --         --        --          --            --            --         --
   Participant's                                --         --        --          --            --            --         --
                                             -------     ------    ------      ------         -----         -----    -------
       Total contributions
         receivable                             --         --        --          --            --            --         --
                                             -------     ------    ------      ------         -----         -----    -------
          Net assets available for
             plan benefits                   329,647     35,235    10,770      89,042         1,750         2,506    244,421
                                             -------     ------    ------      ------         -----         -----    -------
                                             -------     ------    ------      ------         -----         -----    -------
Additions to net assets attributed
to:
   Investment income:
     Net appreciation
       (depreciation) in fair value
       of investment                          40,123      1,522       596      14,188            49           110     13,110
     Interest
                                             -------     ------    ------      ------         -----         -----    -------
       Total investment income                40,123      1,522       596      14,188            49           110     13,110
                                             -------     ------    ------      ------         -----         -----    -------
Contributions:
   Employer
   Participants                               39,135     22,351     4,071      15,604           910           579     37,850
                                             -------     ------    ------      ------         -----         -----    -------
     Total contributions                      39,135     22,351     4,071      15,604           910           579     37,850
                                             -------     ------    ------      ------         -----         -----    -------
    Other
       Total additions

Deduction from net assets
   benefits paid to participants               3,606       --        --         2,323          --            --        6,631
Forfeitures                                     --        3,047      --          --            --            --         --
                                             -------     ------    ------      ------         -----         -----    -------
       Total deduction                         3,606      3,047      --         2,323          --            --        6,631
                                             -------     ------    ------      ------         -----         -----    -------
Net increase (decrease) prior to
   interfund transfers                        75,652     20,826     4,667      27,469           959           689     44,329

Interfund transfers                          (28,738    (18,894)   (1,844)     30,685)         --            --      (63,575)

Net assets available for benefits:
   Beginning of year                         282,733     33,303     7,947      92,258           791         1,817    263,667
                                             -------     ------    ------      ------         -----         -----    -------
   End of year                               329,647     35,235    10,770      89,042         1,750         2,506    244,421
                                             -------     ------    ------      ------         -----         -----    -------
                                             -------     ------    ------      ------         -----         -----    -------






                                           Portfolio  Portfolio Portfolio                                Franklin
                                            Partners   Partners  Partners Fidelity VIP                   Financial
                                             Scudder        MFS       MFS      Equity-  Fidelity VIP   Corporation
                                              Intn'l   Research  Emerging       Income        Growth        Common
                                              Growth     Growth  Equities    Portfolio     Portfolio         Stock   Other     Total
                                           -----------------------------------------------------------------------------------------

Assets:
   Investments at fair value:
     Investments held by Aetna
       Life Insurance and Annuity
       Company, Custodian                      8,256     20,409    58,909       63,523       114,368          --       --    978,836
     Franklin Financial
       Corporation Common
       Stock                                    --         --        --           --            --         224,612     --    224,612
     Participant Loans                          --         --        --           --            --            --    28,291    28,291
     Cash                                       --         --        --           --            --            --       830       830
                                               -----     ------    ------       ------       -------       -------  ------ ---------
       Total investments at fair
         value                                 8,256     20,409    58,909       63,523       114,368       224,612  29,121 1,232,569
                                               -----     ------    ------       ------       -------       -------  ------ ---------
Contributions receivable:
   Employer's                                   --         --        --           --            --            --     1,211     1,211
   Participant's                                --         --        --           --            --            --      --        --
                                               -----     ------    ------       ------       -------       -------  ------ ---------
       Total contributions
         receivable                             --         --        --           --            --            --     1,211     1,211
                                               -----     ------    ------       ------       -------       -------  ------ ---------
          Net assets available for
             plan benefits                     8,256     20,409    58,909       63,523       114,368       224,612  30,332 1,233,780
                                               -----     ------    ------       ------       -------       -------  ------ ---------
                                               -----     ------    ------       ------       -------       -------  ------ ---------
Additions to net assets attributed
to:
   Investment income:
     Net appreciation
       (depreciation) in fair value
       of investment                           1,357      4,611    15,533        8,244        31,922       (98,249)   --      33,116
     Interest                                                                                                        4,567     4,567
                                               -----     ------    ------       ------       -------       -------  ------ ---------

       Total investment income                 1,357      4,611    15,533        8,244        31,922       (98,249)  4,567    37,683
                                               -----     ------    ------       ------       -------       -------  ------ ---------
Contributions:
   Employer                                                                                                 80,364            80,364
   Participants                                3,440      5,666    15,176       21,764        28,325          --      --     194,871
                                               -----     ------    ------       ------       -------       -------  ------ ---------
     Total contributions                       3,440      5,666    15,176       21,764        28,325        80,364    --     275,235
                                               -----     ------    ------       ------       -------       -------  ------ ---------
    Other
       Total additions

Deduction from net assets
   benefits paid to participants               1,051      3,330     6,540        4,015        10,703          --       997    39,196
Forfeitures                                     --         --        --           --            --            --      --       3,047
                                               -----     ------    ------       ------       -------       -------  ------ ---------
       Total deduction                         1,051      3,330     6,540        4,015        10,703          --       997    42,243
                                               -----     ------    ------       ------       -------       -------  ------ ---------
Net increase (decrease) prior to
   interfund transfers                         3,746      6,947    24,169       25,993        49,544       (17,885)  3,570   270,675

Interfund transfers                           (2,493)    (7,063)  (16,569)     (27,752)      (16,581)      242,497 (28,303)       --

Net assets available for benefits:
   Beginning of year                           7,003     20,525    51,309       65,282        81,405          --    55,065   963,105
                                               -----     ------    ------       ------       -------       -------  ------ ---------
   End of year                                 8,256     20,409    58,909       63,523       114,368       224,612  30,332 1,233,780
                                               -----     ------    ------       ------       -------       -------  ------ ---------
                                               -----     ------    ------       ------       -------       -------  ------ ---------


                          FRANKLIN FINANCIAL EMPLOYEES
                             RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

5.       PARTICIPANT DIRECTED FUNDS, CONTINUED

         Amounts relating to each of these investment programs as of December 31, 1997 are as follows:



                                                                                              Aetna         Aetna
                                                          Aetna                 Aetna    Guaranteed    Guaranteed
                                               Aetna   Variable     Aetna Investments  Accumulation  Accumulation      Aetna
                                            Variable     Encore    Income    Advisors       Account       Accrual      Fixed
                                                Fund       Fund    Shares        Fund    Short-Term     Long-Term    Account
                                           ----------------------------------------------------------------------------------
Assets:
   Investments at fair value:
     Investments held by Aetna
       Life Insurance and Annuity
       Company, Custodian                   $282,733     33,303     7,947      92,258           791         1,817    263,667
     Participant Loans                          -          -         -           -            -              -          -
                                            --------     ------     -----      ------           ---         -----    -------
       Total investments at fair
         value                               282,733     33,303     7,947      92,258           791         1,817    263,667
                                            --------     ------     -----      ------           ---         -----    -------
Contributions receivable:
   Employer's                                   -          -         -           -            -              -          -
   Participant's                                -          -         -           -            -              -          -
                                            --------     ------     -----      ------           ---         -----    -------
       Total contributions
         receivable                             -          -         -           -            -              -          -
                                            --------     ------     -----      ------           ---         -----    -------
          Total assets                       282,733     33,303     7,947      92,258           791         1,817    263,667
                                            --------     ------     -----      ------           ---         -----    -------
                                            --------     ------     -----      ------           ---         -----    -------
Liabilities:
   Refundable participant
      contributions                             -          -         -           -            -              -          -
                                            --------     ------     -----      ------           ---         -----    -------
          Net assets available for
            benefits                        $282,733     33,303     7,947      92,258           791         1,817    263,667
                                            --------     ------     -----      ------           ---         -----    -------
                                            --------     ------     -----      ------           ---         -----    -------



                                           Portfolio  Portfolio Portfolio
                                            Partners   Partners  Partners Fidelity VIP
                                             Scudder        MFS       MFS      Equity-  Fidelity VIP
                                              Intn'l   Research  Emerging       Income        Growth
                                              Growth     Growth  Equities    Portfolio     Portfolio       Other     Total
                                             -----------------------------------------------------------------------------
Assets:
   Investments at fair value:
     Investments held by Aetna
       Life Insurance and Annuity
       Company, Custodian                      7,003     20,525    51,309       65,282        81,405        -      908,040
     Participant Loans                         -----     ------    ------       ------        ------      ------   -------
                                                -          -         -            -             -         48,449    48,449
       Total investments at fair
         value                                 7,003     20,525    51,309       65,282        81,405      48,449   956,489
                                               -----     ------    ------       ------        ------      ------   -------
Contributions receivable:
   Employer's                                   -          -         -            -             -          1,690     1,690
   Participant's                                -          -         -            -             -          6,031     6,031
                                               -----     ------    ------       ------        ------      ------   -------
       Total contributions
         receivable                             -          -         -            -             -          7,721     7,721
                                               -----     ------    ------       ------        ------      ------   -------
          Total assets                         7,003     20,525    51,309       65,282        81,405      56,170   964,210
                                               -----     ------    ------       ------        ------      ------   -------
                                               -----     ------    ------       ------        ------      ------   -------
Liabilities:
   Refundable participant
      contributions                             -          -         -            -             -          1,105     1,105
                                               -----     ------    ------       ------        ------      ------   -------
          Net assets available for
            benefits                           7,003     20,525    51,309       65,282        81,405      55,065   963,105
                                               -----     ------    ------       ------        ------      ------   -------
                                               -----     ------    ------       ------        ------      ------   -------

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 1998

               LINE 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT


           Identity of Issue,              Description of      Current
            Borrower, Lessor                 Investment         Cost          Value
* Aetna Growth and Income                 Institutional fund   **          $  329,624

* Aetna Money Market                      Money Market        $  35,605        35,605

* Aetna Bond                              Institutional fund   **              10,770

* Aetna Balanced                          Institutional fund   **              89,020

* Aetna Guaranteed Accumulation           Institutional fund   **               1,750
Account - Short Term

* Aetna Guaranteed Accumulation           Institutional fund   **               2,506
Account - Long Term

* Aetna Fixed Account #26                 Institutional fund   **             244,309

* Aetna Fixed Account #27                 Institutional fund   **                 112

Portfolio Partners Scudder Int'l Growth   Mutual fund          **               8,256

Portfolio Partners MFS Research           Mutual fund          **              20,409
Growth

Portfolio Partners MFS Emerging           Mutual fund          **              58,631
Equities

Fidelity VIP Equity Income Portfolio      Mutual fund          **              63,501

Fidelity VIP Growth Portfolio             Mutual fund          **             114,343

* Participant Loans                       8.25% - 8.75%        --              28,291

* Franklin Financial Corporation          Employer Stock        322,863       224,612
                                                                           ----------
TOTAL INVESTMENTS                                                          $1,231,739



* Party-in-interest to the Plan.
** Data not provided by fund custodian.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 1998

                LINE 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS


                                                                                                   CURRENT
                                                                                                  VALUE OF
                                                                                                    ASSET
    IDENTITY OF                                                                                      ON
       PARTY           DESCRIPTION     PURCHASE      SELLING      LEASE    EXPENSE    COST OF     TRANSACTION   NET GAIN
     INVOLVED           OF ASSET         PRICE        PRICE      RENTAL   INCURRED      ASSET         DATE        OR LOSS
1) SINGLE TRANSACTIONS

* Aetna Fixed       Institutional      $219,461           -           -         -    $219,461     $219,461            -
Account #26         Fund

* Aetna Fixed       Institutional             -    $219,461           -         -    $219,461     $219,461            -
Account #27         Fund

* Aetna Fixed       Institutional             -    $ 53,831           -         -    $ 53,831     $ 53,831            -
Account #27         Fund

*Aetna              Institutional             -    $ 92,647           -         -    $ 92,647     $ 92,647            -
Growth and          Fund
Income

* Franklin          Employer           $244,540           -           -         -    $244,540     $244,540            -
Financial Corp      Stock

2) SERIES OF NONSECURITY TRANSACTIONS

     None reportable.


              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 1998

                LINE 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS


                                                                                            CURRENT
                                                                                           VALUE OF
                                                                                              ASSET
    IDENTITY OF                                                                                ON
       PARTY         DESCRIPTION     PURCHASE    SELLING   LEASE     EXPENSE    COST OF   TRANSACTION  NET GAIN
     INVOLVED        OF ASSET           PRICE      PRICE   RENTAL   INCURRED      ASSET       DATE     OR LOSS
3) AGGREGATE TRANSACTIONS IN ONE ISSUE OF SECURITIES

* Aetna              Institutional   $105,293       --       --         --     $105,293   $105,293       --
growth and           Fund                --     $ 98,503     --         --     $ 98,503   $ 98,503       --
income

* aetna              Money           $ 29,967       --       --         --     $ 29,967   $ 29,967       --
money                Market              --     $ 26,510     --         --     $ 26,510   $ 26,510       --
market

* Aetna                              $ 21,535       --       --         --     $ 21,535   $ 21,535       --
Balanced                                 --     $ 38,938     --         --     $ 38,938   $ 38,938       --

*Aetna Fixed         Institutional   $245,612       --       --         --     $245,612   $245,612       --
Account #26          Fund                --     $  7,108     --         --     $  7,108   $  7,108       --

*Aetna Fixed         Institutional   $ 25,610       --       --         --     $ 25,610   $ 25,610       --
Account #27          Fund                --     $296,471     --         --     $296,471   $296,471       --



              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 1998

                LINE 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS


                                                                                      CURRENT
                                                                                      VALUE OF
                                                                                        ASSET
    IDENTITY OF                                                                          ON
       PARTY      DESCRIPTION   PURCHASE    SELLING   LEASE    EXPENSE     COST OF   TRANSACTION  NET GAIN
     INVOLVED     OF ASSET         PRICE      PRICE   RENTAL   INCURRED      ASSET       DATE      OR LOSS
Portfolio         Mutual        $ 20,344       --       --         --     $ 20,344   $ 20,344       --
Partners          Fund              --     $ 28,277     --         --     $ 28,277   $ 28,277       --
MFS
Emerging Eq

Fidelity VIP      Mutual        $ 29,177       --       --         --     $ 29,177   $ 29,177       --
Equity            Fund              --     $ 39,180     --         --     $ 39,180   $ 39,180       --
Income

Fidelity VIP      Mutual        $ 44,523       --       --         --     $ 44,523   $ 44,523       --
Growth            Fund              --     $ 43,482     --         --     $ 43,482   $ 43,482       --
Portfolio

* Franklin        Employer      $322,863       --       --         --     $322,863   $322,863       --
Financial         Stock
Corp


4) OTHER TRANSACTIONS INVOLVING SECURITIES OR PARTIES INVOLVED IN SINGLE TRANSACTIONS REPORTABLE

     None Reportable.

* Party-in-interest to the Plan.

                               S I G N A T U R E S


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 25th day of June, 1999, by the undersigned thereunto duly authorized.

                                         FRANKLIN FINANCIAL EMPLOYEES RETIREMENT
                                         SAVINGS PLAN



                                         By:  /s/ Gordon E. Inman
                                            ------------------------------------
                                            Gordon E. Inman, Trustee
                                            (Plan Administrator)



                                         By:  /s/ Richard E. Herrington
                                            ------------------------------------
                                            Richard E. Herrington, Trustee
                                            (Plan Administrator)